                  U.S. Securities and Exchange Commission

                          Washington, D.C.  20549

                                 FORM 8-K

                              CURRENT REPORT

                  Pursuant to Section 13 or 15(d) of the
                      Securities Exchange Act of 1934


Date of Report (Date of earliest event reported) November 1, 1996 (October 29,
 1996)

                          SIGMA ALPHA GROUP, LTD.
                          _______________________
            (Exact name of Registrant as specified in charter)

Delaware                         33-90344                  23-2498715
(State or other jurisdiction     (Commission              (IRS Employer
 of incorporation)                File Number)             Identification No.)

1341 North Delaware Avenue, Philadelphia, Pennsylvania  19125
_________________________________________________________________
(Address of principal executive offices)                (Zip Code)

Registrant's telephone number, including area code (215)-425-8682

_________________________________________________________________
(Former Address)                                       (Zip Code)



















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Item 5.  Other Events

     Sigma Alpha Group, Ltd. ("SGAL"), through a press release dated October 29, 1996 announced that on October 25, 1996 SGAL received its second order from Guangdong Radio Station China-Pearl River Stock Market Radio ("Pearl") for an additional 10,000 Stock Market Information Receiver ("SIR") units at a price of $32.00 each. The SIR units allow for the broadcast of securities news, information and special programming in China. The radio station has the following programs: Instant Securities Quotations, Securities Market Roundup, Investors Hotline, Shenzhen & Shanghai Stock Markets Analysis and Securities Talk Show. Linked up with computer systems of the Shenzhen and Shanghai Stock Exchanges, the radio station can broadcast the latest securities news and invite well known securities experts and analysts in Beijing, Shanghai, Guangzhou, and Shenzhen as its guest to talk to listeners and exchange views on the securities markets.

     On October 12, 1996, SGAL commenced the delivery of an initial 10,000 SIR units which Pearl ordered in the summer of 1996. SGAL was advised by Pearl that substantially all of the 10,000 SIR units represented by the initial order have been sold. Accordingly, Pearl placed its second order for an additional 10,000 SIR units.

     The Company's President, Peter S. Pelullo, said "We believe that this second 10,000 unit order confirms our belief that our technology will be positively accepted in the Chinese market place. Pearl advised us that lines of subscribers formed to purchase the SIR units as soon as Pearl began accepting orders for the units. The Company intends to aggressively market the SIR units as well as the Company's Digital Voice Pager throughout China."

     SGAL, through a press release dated November 1, 1996, announced that on October 31, 1996, SGAL received an initial order from Radio Shanxi ("Shanxi") for 6,000 SIR units at a price of $35 each, as well as related equipment necessary to implement the SIR technology through Shanxi's existing broadcast facilities. Shanxi, located in northern China, advised SGAL that Shanxi is the only FM broadcast station in China which has permission to relay multi channel programming via satellite.

     Peter S. Pelullo said, "Our agreement with Radio Shanxi should allow for the introduction of our technology to numerous mid and small sized Chinese cities which have access to Radio Shanxi's satellite broadcasting system thereby greatly expanding the number of potential purchasers for the Company's SIR units. Our representatives in China intend to work closely with Radio Shanxi to promote the use of our technology throughout the country.

     The total number of SIR units ordered through October 31, 1996 is 26,000.

     SGAL is developing a Digital Voice Pager system ("Voice Pager") which utilizes digital signal processing to transmit voice messages over existing
FM broadcast subcarriers to a hand held Voice Pager unit. The Company's subsidiary has a "patent pending" for the Voice Pager and expects the Voice Pager to be available for delivery in the early part of 1997, provided current projections are realized. The Company's "patent pending" technology may have other applications which can be developed in the future.






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                                    Signatures
                                    __________


     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                                  SIGMA ALPHA GROUP, LTD.
                                                  (Registrant)

November 4, 1996

                                                 By: s/ Scott A. McPherson
                                                    __________________________
                                                    Scott A. McPherson
                                                    Principal Financial Officer